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                                                                    Exhibit 10.9

                          TRITON NETWORK SYSTEMS, INC.

                                SUPPLY AGREEMENT

              This Supply Agreement (the "Agreement") is made as of
                     December 7, 1999 (the "Effective Date")
 between Triton Network Systems, Inc. ("Seller", also referred to as "Triton"), a Delaware corporation with principal place of business at:
                             8529 South Park Circle
                             Orlando, FL; USA 32819
                                       and
                     CenturyTel Supply Group, Inc. ("Buyer")
          a Louisiana corporation with principal place of business at:
                             100 Century Park Drive
                                Monroe, LA 71203

 In consideration of the mutual covenants contained herein, the Parties agree as follows:





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ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

1.01 "AFFILIATE" means any entity listed in Exhibit 1 or any entity which is a parent or subsidiary of a Party or which is controlled by or under common ownership or control of a Party.

1.02 "AGREEMENT" means this Supply Agreement, and the Exhibits attached hereto, as they may be amended from time to time.

1.03 "ACCEPTANCE" means with respect to deliveries of the Equipment to Buyer, that the shipment has been inspected by Buyer, the paperwork, including packing list, accurately matches the shipment and the shipment matches the Buyer's Purchase Order or other written delivery instructions. Acceptance shall be deemed to have occurred within 10 days of Seller's delivery hereunder.

1.04 "ANNUAL SUPPORT FEE" shall mean the fees for annual software support by Seller as reflect in Exhibit 2.

1.05 "APPLICATIONS" means any Software program, Product, or invention developed by Buyer.

1.06 "BACKWARDS COMPATIBLE" means (i) with respect to Software, the ability of newer or more advanced versions to function seamlessly with older or less advanced version of Software and Products, including without limitation, all existing Software and Products purchased by Buyer and
         (ii) with respect to Equipment the interoperability and compatibility of such Equipment with existing Products purchased by Buyer and Buyer's Network infrastructure, in each case resulting in no reduction in the existing level of functionality of the existing Products or Buyer's Network infrastructure. Software and Equipment shall be compatible with the current Software Release and at least two (2) immediately preceding Major Software Releases.

1.07     "CHANGE ORDER" shall have the meaning set forth in Section 5.03(d).

1.08     "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 10.01.

1.09 "DELIVERY DATE" means the date on which Products ordered by Buyer are to be delivered to the location(s) specified in Purchase Orders (such date shall be subject to Seller's Standard Intervals).

1.10 "DOCUMENTATION" means the system standard documentation provided to Buyer, in written or electronic form, as described in this Agreement. All Documentation shall be subject to applicable copyright and confidentiality restrictions.

1.11     "EFFECTIVE DATE" shall mean December 7, 1999.

1.12 "EQUIPMENT" means the hardware Products provided to Buyer as defined in this Agreement. In addition to hardware developed by Seller, Equipment generally includes Third Party Equipment, except as otherwise provided in this Agreement.

1.13     "IFU" refers to Seller's Invisible Fiber(TM) unit.

1.14     "INITIAL PURCHASE CANCELLATION FEE" has the meaning set forth in
         Section 4.05.

1.15     "LATE DELIVERY" has the meaning set forth in Section 5.04.

1.16 "LIST PRICE" means the Seller's standard price before any discount, as maybe available in price lists from time to time.

1.17 "MAJOR SOFTWARE RELEASE" means a Software Release which contains significantly new features




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         and functionality and does not include maintenance releases, updates or bug fixes.

1.18     "MINIMUM PURCHASE CANCELLATION FEE" has the meaning set forth in
         Section 4.04.

1.19     "NET PRICE" means the price the Buyer will pay after Seller's discount.

1.20     "PARTY" means either Buyer or Seller.

1.21 "PRODUCT" means, individually and collectively, the Equipment, Software, and Documentation specified in Exhibit 2. In addition, any item Seller adds to its generally available standard Product price list or so identifies to Buyer in a Quotation shall be deemed incorporated into this Agreement upon the mutual agreement of the Buyer and Seller, subject to additional terms and conditions specified in the applicable Product Exhibit, if any.

1.22 "PURCHASE ORDER" means a written, numerically controlled and dated purchase authorization document issued by Buyer or Buyer Affiliate to Seller or Seller Affiliate, specifying the types and quantities of Products to be furnished by Seller.

1.23 "QUOTATION" means a written budgetary or firm price quotation, as specified in this Agreement, issued by Seller to Buyer for the supply of any Products pursuant to this Agreement.

1.24 "SHIP DATE" means the date on which a Product ordered by Buyer is to be shipped as agreed to by the Parties, or in the case of Software, the date upon which such Software is either available for download by Buyer or physically shipped to Buyer.

1.25 "SOFTWARE" means the Seller's proprietary and/or Third Party Software computer programs provided to Buyer (consisting of firmware and logic instructions in machine readable code residing in, or intended to be loaded in computer memories which provide basic logic, operating instructions and Seller-related application instructions, but excluding customer data) as well as the Documentation used to describe, maintain and use the programs. Any reference herein to Software being "sold," "Purchased" or the like is understood to be a reference in fact to the program being licensed.

1.26 "SOFTWARE LICENSE" shall mean the license to use Software granted to Buyer by Seller pursuant to this Agreement.

1.27 "SOFTWARE LICENSE FEE" shall mean the fee to be paid by Buyer to Seller for the right to use the Software pursuant to this Agreement.

1.28 "SOFTWARE RELEASE" means revisions to Software or new Software containing new features, and/or enhancements, and/or certain problem fixes that may be supplied by Seller to Buyer from time to time.

1.29 "STANDARD INTERVAL" means the standard time prior to the shipment of a Product following acceptance of a Purchase Order by Seller. Seller's Standard Interval is ninety (90) days for forecasted quantities.

1.30     "TAC" means Seller's Technical Assistance Center.

1.31     "TERM" means the duration of this Agreement.

1.32 "THIRD PARTY" means any individual or legal entity not including Buyer and Seller and their respective Affiliates.

1.33 "THIRD PARTY EQUIPMENT" means any Equipment not of Seller's manufacture. In addition, any Equipment Seller adds to its generally available standard Third Party Equipment price list or so identifies to Buyer in a




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          Quotation shall be subject to the terms and conditions of this
          Agreement and any mutually acceptable additional terms and conditions specified in writing. Seller may also recommend Third Party Equipment that is not included in the Exhibits or provided by the Seller. Any Third Party Equipment recommended by but not sold by the Seller is not covered under the terms and conditions set forth in this Agreement.

1.34 "THIRD PARTY SOFTWARE" means any Software not owned by Seller which is included within Licensed Software.

ARTICLE 2. SCOPE OF AGREEMENT

2.01 This Agreement sets forth the terms and conditions under which Buyer and its Affiliates may order Products from Seller and its Affiliates and Seller and its Affiliates will supply Products to Buyer and its Affiliates. Unless otherwise set forth herein, any reference in this Agreement to Seller or Buyer shall be deemed to include their respective Affiliates. Buyer may use the Products itself, or may use the Products to provide services to others, or sell the Products subject to the terms and conditions of this Agreement.

2.02 Unless specifically stated otherwise, all references to money or currency shall be in U.S. dollars and all documentation, correspondence, and communication shall be in the English language.

2.03 Seller shall meet all Buyer supply requirements set forth in Purchase Orders in a timely manner irrespective of Purchase Orders for Equipment from other parties; provided, however, such Buyer requirements are reasonably consistent with Forecasts submitted by Buyer to Seller in the manner set forth herein.

ARTICLE 3. TERM

3.01 The term of this Agreement is three (3) years from the Effective Date. Buyer, if it fails to take delivery of a minimum of [*] or 1,000 units during the term of this Agreement, may extend this Agreement for a subsequent one (1) year term in order to take delivery of the minimum Purchase commitment, by providing Seller with written notice of such extension at least ninety (90) days prior to the end of the then current Term.

ARTICLE 4. PURCHASE RIGHTS AND COMMITMENTS

4.01 Subject to the terms and conditions of this Agreement Seller agrees to sell and Buyer agrees to buy Products in accordance with the pricing and benefits set forth in Exhibit 2 of this Agreement.

4.02 Buyer agrees to place Purchase Orders for IFU's an amount totaling [*] or 1,000 IFUs (the "Minimum Purchase Commitment") to be delivered by December 31, 2002. In addition to the "Minimum Purchase Commitment", Buyer also commits to an "Initial Purchase Commitment" for an amount totaling [*] or 500 IFUs for delivery by December 31, 2000. In consideration for the Buyers Initial Purchase Commitment for the amount of [*] or 500 IFUs for delivery by December 31, 2000, Seller will provide an additional [*] discount ([*] per IFU) for the first 500 IFUs. Buyer will issue confirming Purchase Orders with specific delivery information such as Ship Date and location. The remaining amounts of the Minimum Purchase Commitment are to be delivered by December 31, 2002 pursuant to Purchase Orders issued by Buyer.


[*] Confidential Treatment Requested


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4.03     Purchases of IFUs by Affiliates of Buyer count towards Buyer's Minimum and Initial Purchase Commitments. Buyer may, without any further liability to Seller, cancel its Minimum and Initial Purchase Commitment upon the occurrence of any of the following events, in which case Buyer has no obligations to pay any Initial Purchase Cancellation Fee or otherwise:

         (a) Seller materially breaches this Agreement and such breach recurs, continues or remains uncured after thirty (30) days written notice.

         (b) Seller files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five (45) days of such involuntary filing; Seller admits the material allegations of any petition in bankruptcy filed against it; Seller is adjudged bankrupt; Seller makes a general assignment for the benefit of its creditors; if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or Seller commences any proceeding for relief from its creditors in any court under any state insolvency statutes;

         (c) Seller fails to deliver to Buyer the quantity of Products conforming with Product Specifications for which Buyer has placed Purchase Orders;

         (d) Buyer is enjoined from using any Products and Seller is unable to cure the effects of such injunction pursuant to 9.02(a) or
                  (b) within thirty (30) days.

4.04     If during the term of this agreement or any extensions described in
         Article 3.01, The Buyer does not take delivery totaling [*] or 1,000 IFUs, Buyer will pay to Seller a penalty (the "Minimum Purchase Cancellation Fee") equal to [*] of the purchase price of the undelivered IFUs (e.g., 1,000 IFUs minus the number of IFUs delivered, multiplied by the applicable purchase price, multiplied by [*]).

4.05 If buyer does not take delivery totaling [*] or 500 IFU Initial Purchase Commitment by December 31, 2000, Buyer will pay seller a penalty (the Initial Purchase cancellation fee) equal to the [*] discount offered in consideration for the Initial Purchase Commitment for each IFU delivered through December 31, 2000.

ARTICLE 5. TERMS OF PURCHASE

5.01 PRICING

         (a) The pricing of the Products shall be as specified in the attached Exhibit 2 plus applicable taxes unless otherwise agreed to between the Parties in writing or in the case of regulatory change as specified in this section 5.01 (a). The prices set forth in the attached Exhibit 2 for Seller-manufactured Equipment are based on Seller's design, manufacture, and delivery pursuant to its design criteria and manufacturing processes and procedures in effect on the Effective Date. If, solely as a result of the imposition of requirements by any Federal, State or local government during the Term, there is a change in such criteria, processes or procedures or any material change in the Equipment caused by such governmental requirements, the prices may be adjusted by Seller. Any OEM Equipment or other Third Party Equipment which have been so identified in the attached Exhibit 2 shall be furnished subject to the applicable vendor's then-current terms, conditions and specifications subject to Buyer's written acceptance of such terms, conditions and


[*] Confidential Treatment Requested


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         specifications.

         (b) All prices listed in the Exhibit 2 and in any and all Quotations, unless otherwise noted, are FOB Seller and are exclusive of all freight, insurance, duties, taxes (more specifically including but not limited to excise, sales, value added, goods & services, and usage taxes), and any and all other levies as might be incurred after the FOB point.

5.02 PAYMENT

         (a) Equipment, Documentation and Software License Fee Payment - Payment for Equipment, Documentation and Software License Fee shall be due within thirty (30) days following shipment by Seller.

         (b) Annual Support Fees - Payment for Annual Support Fees shall be due within thirty (30) days of receipt of Seller's invoice.

         (c) Timely Payment - Past due amounts shall bear interest from the expiration of such period at the rate of one and one-half percent (1-1/2%) per month (or such lesser rate as may be the maximum permissible rate under applicable law).

         (d) Security Interest - Until the total amount due for Products under each Purchase Order is paid in full, Seller may retain a security interest in the Products delivered to Buyer pursuant to such Purchase Order. Buyer agrees to promptly execute reasonable, mutually acceptable documents which are necessary for Seller to perfect and protect such security interest. In addition, prior to payment in full of the total amount due under each Purchase Order, Buyer agrees that it shall not, without the prior written consent of Seller,

                  (i) sell or lease the Products (or license the Software) subject to such Purchase Order; or

                  (ii) allow any liens or encumbrances to attach to the Products subject to such Purchaser Order.

         (e) Release of Security Interest - Upon payment of the amounts due for any Product, Seller shall immediately release its security interest in such Products and promptly file all documents required to relieve such security interest.

         (f) Taxes - Buyers price for Products as reflected in this Agreement does not include any taxes, duties or charges of any kind imposed by any federal, state or local governmental entity, excluding only those taxes based solely on Seller's net income. When Seller has the legal obligation to collect such taxes, the appropriate amount shall be added to Buyees invoice and shall be paid by Buyer unless Buyer provides Seller with a valid tax exemption certificate authorized by the appropriate taxing authority.

5.03 PURCHASE ORDERS

         (a) During a quarter, Buyer will submit firm Purchase Orders to purchase Products and Seller will deliver Products in accordance with such Purchase Orders

         (b) Products to be procured hereunder, as well as the Delivery Date, shall be listed in a Purchase Order issued by Buyer pursuant to this Agreement. Each Purchase Order shall specifically reference this Agreement, and time is of the essence in connection with the performance of each Purchase Order. Any Purchase Order issued by Buyer to Seller for Products shall be governed in all respects by the terms and conditions of this Agreement. A form of Purchase Order is attached hereto as Exhibit 6. Buyer and Seller agree that, except for non-conflicting administrative terms as provided below, any additional or preprinted terms or conditions on a Purchase Order shall be null, void and of no effect.




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                  Each Purchase Order shall specify, in addition to other
                  appropriate information as may be mutually agreed upon:

                  i.       name and address of Buyer, or Buyer Affiliate;

                  ii. Buyer Purchase Order number and Purchase Order date of issuance;

                  iii. name and address of Seller, or as appropriate, Seller Affiliate, which shall be an Affiliate set forth in the Exhibit 1, that will be providing Product being ordered;

                  iv. incorporation within, by reference, to this Agreement;

                  v. types and quantities of Product to be furnished by Seller as set forth in Exhibit 2 or as provided in a Quotation;

                  vi. applicable prices, charges, and fees with respect to such Product as set forth in Exhibit 2 or as provided in a Quotation;

                  vii. location or facility to which Product is to be delivered;

                  viii.    Delivery Date of Product;

                  ix. billing address of the Party responsible for the payment whether it is the Buyer, or Buyer Affiliate to which Buyer intends to resell the Product, if any, other information required under this Agreement to be included in a Purchase Order;

                  x.       proper authorization of Buyer or Buyer's Agent.

         (c) Seller is obligated to accept all Purchase Orders issued by Purchaser under this Agreement except those Purchase Orders which are missing the material terms required by this Article to be contained in a Purchase Order. A Purchase Order submitted pursuant to the terms and conditions of this Agreement, and which Seller has accepted, shall constitute an Agreement between Buyer and the Seller. Any Purchase Order for which Seller gives timely notice of non-acceptance if non-acceptance is permitted under this section shall be deemed void. The Product quantities listed on any Purchase Order which conforms to the terms and conditions of this Agreement, which are consistent with Forecasts including any permitted variance to such Forecasts and which are not accepted by Seller shall be deducted from the Initial Purchase Commitments.

         (d) Buyer may at any time request additions, alterations, deductions, or deviations to a Purchase Order subject to the condition that such changes and any adjustments resulting from such changes, including but not limited to schedules and prices, shall be mutually agreed upon, and if so agreed, subsequently detailed in a written revision to the applicable Purchase Order ("Change Order") signed by a designated Buyer representative and Seller representative. Change Orders which are processed outside of Seller's customary processing cycle or which require additional work by Seller to comply with such changes may be subject to a change fee provided Seller has given Buyer a written quote for such change fee and Buyer and Seller have mutually agreed to such change fee in writing prior to or concurrent with execution of the Change Order. If Buyer fails to accept the change fee, Seller has no obligation to accept or comply with the Change Order.

         (e) Purchase Orders may be issued either electronically, such as through electronic data interchange, or via traditional manual methods, as mutually agreed to by the Parties.

5.04 Delivery - Delivery of Products under this Agreement shall be F.O.B.
                Seller's specified facilities.

All shipments are subject to the following conditions:




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         (a)      Partial shipments or early shipments may only be sent by
                  Seller if Buyer has approved such partial or early shipments in writing and in advance;

         (b) Seller shall notify Buyer, via e-mail as directed by Buyer, when orders are shipped;

         (c) Packing slips shall accompany shipment and shall include serial numbers, when applicable, in barcode and human readable format and shall reference Buyer's Purchase Order number;

         (d) Shipment sent via truck load or less than truck load shall be stretch wrapped on pallets with markings facing outwards; and

         (e) Buyer may, at its discretion, (i) reject shipments that do not comply with the preceding shipping requirements or (ii) apply as a credit against amounts due to Seller, Buyer's reasonable labor costs arising from Seller's failure to comply with the preceding shipping requirements.

         (f) Seller shall not deliver Products more than 10 days prior to the requested and accepted Delivery Date in the Purchase Order without the consent of the Buyer.

         (g) In the absence of specific shipping instructions from Buyer, Seller may ship-by the method it deems most advantageous; provided however that Buyer shall not reimburse Seller for the costs of overnight courier or other expedited shipping unless Buyer has agreed in advance to pay such costs for such Purchase Order in writing.

         (h) Title to the Product (excluding Software) shall pass to Buyer upon delivery to carrier subject to the Seller's security interest in the Product, and risk of loss shall pass to Buyer upon shipment to Buyer.

         (i) Buyer shall inspect the Product upon delivery and shall advise Seller in writing of any obvious physical defects, discrepancies, and/or shortages observed between the Product physically inspected and the corresponding Product shipment packing list provided by the Seller. Buyer shall issue to Seller a defect/discrepancy written report within ten (10) business days of receipt of Product. If no such report is issued to Seller within ten (10) business days the Buyer shall be deemed to have accepted the Products as delivered.

         (j) Buyer shall store all Products at the proper temperature and other environmental conditions, as specified in the Product Specifications, to maintain Product quality. In the event of damage to any Product, for reason of improper storage, thereby rendering Product unfit for intended use, Buyer shall promptly notify Seller in writing of the facts, and shall not use such Product except as directed by Seller.

5.05 CANCELLATION

         (a) Upon written notice to Seller, Buyer may cancel all or any part of a Purchase Order without cost to Buyer if Seller receives written and dated Purchase Order cancellation notices more than sixty (60) days before the requested Delivery Date.

         (b) If a cancellation of a Purchase Order by Buyer does not meet the conditions specified in Section 5.05(a) above, Seller shall be entitled to cancellation charges, and shall make such a claim in writing to Buyer within thirty (30) days after receipt of a Purchase Order cancellation notice from Buyer. Buyer shall pay cancellation charges based on the date a




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                   Purchase Order cancellation notice is received by the Seller, and such cancellation charges shall not exceed the schedule as shown below:


       DAYS PRIOR NOTICE OF PO CANCELLATION                             ORDER CANCELLATION CHARGE
       ------------------------------------                             -------------------------
       Greater than 60 days before Delivery Date                        None

       Greater than 30 and less than 60 days before Delivery Date       20% of the Purchase Price

       Less than 30 days before Delivery Date                           50% of Purchase Price

5.06 Invoicing. Each invoice shall include (a) Buyer's Purchase Order number, (b) Seller's invoice number, (c) quantity and price of each item shipped or services rendered, (d) applicable sales or other tax,
         (e) freight charges (if applicable) and (f) final total cost.

ARTICLE 6. EQUIPMENT CHANGES

         With respect to any Purchase Order issued under this Agreement, notwithstanding any other provisions contained herein, Seller reserves the right to make changes in the Products in whole or in part, or to substitute Products of later design at any time prior to delivery thereof, provided that such changes do not adversely affect performance or function or increase the cost to Buyer and further provided that the changed or substituted Products meet or exceed Product Specifications. Such changes do not obligate Seller to make any changes in items of the Products previously delivered unless such changes affect the interoperability of Products including Software in Buyer's network in which case such changes to previously delivered Products, including Software, as are required to maintain the interoperability and functionality of such Products will be made at Seller's expense.

ARTICLE 7. SOFTWARE LICENSING

7.01 Buyer is granted no title or ownership rights to the Software or Documentation, which rights shall remain with Seller or Seller's suppliers, as appropriate. This Agreement does not entitle Buyer to the receipt or use of, or access to, Software source code or any right to reproduce the Software or Documentation, and Buyer agrees that it shall not decompile, reverse engineer or otherwise attempt to gain access to the Software source code. The obligations of Buyer under this section shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Buyer may reproduce or copy Software or Documentation for installation, back-up or archival and test purposes and may provide such copies to Third Parties who provide installation or maintenance services for Buyer. Buyer will notify Seller in the event it provides copies of Software to Third Parties.

7.02 Upon Buyees payment of the applicable Software License Fee as described in Exhibit 2.03, Buyer shall be granted a perpetual, non-exclusive, transferable (as limited by the provisions of this Agreement), non-assessable, unlimited-user, paid-up license to:

         (a) use such features contained in the release of the Software furnished;

         (b) use and make adaptations of the Software (or any part thereof), subject to the provisions of this Agreement, provided that any such adaptations are created as an integral step in the use of the Software in conjunction with a Product and that it is not used in any other manner;

         (c) make as many copies of the Software and any related Documentation as Buyer deems




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                  necessary for its use, archival purposes, or test purposes including use by Third Parties who are acting under the control and direction of Buyer; and

         (d)      use the associated Software Documentation.

         Buyer agrees that the license to use the Software is subject to its continued use of and ownership of the Equipment upon which such Software is installed and that Buyer shall have the right to sell, pledge as security, or otherwise transfer the Equipment upon which the Software resides and the related Software. Transferee shall be granted a license to use the Software but no title or ownership rights to the Software, which rights shall remain in Seller or its suppliers, as appropriate and upon sale or transfer the terms of this Software License shall apply to Transferee.

7.03 As a condition precedent to this Software License and to the supply of Software by Seller pursuant to this Agreement, Seller requires Buyer to give proper assurances to Seller for the protection of the Software. Accordingly, all Software supplied by Seller under or in implementation of the Agreement shall be treated by Buyer as the exclusive property, and to the extent not publicly available, as proprietary and a trade secret, of Seller and/or its suppliers, as appropriate.

7.04 Seller may, from time to time, issue new Software Releases, including Major Software Releases, which shall be made available to Buyer as part of the Annual Support Fee and without additional cost or expense to Buyer.

7.05 The Software Releases shall be updated periodically throughout the Term of the Agreement. Once an updated Software Release is available, it shall be made available to Buyer subject to the terms of this Agreement.

7.06 All standard Software must be Backwards Compatible with annual software upgrade (which will be provided as part of the Annual Support Fee) and with Seller Equipment in the Buyer's network.

7.07 Repair and return of Equipment is same for same based on serial number with thirty (30) day turnaround from receipt at factory to return shipment.

ARTICLE 8. WARRANTIES

8.01     Seller Supplied Equipment

         (a) Seller warrants for a period ending fifteen (15) months from the Ship Date, that under normal use and service the Equipment subject to this Agreement will be free from material defects or faulty workmanship, and shall operate in compliance with the applicable Product Specifications. The foregoing warranty shall not apply to items normally consumed during operation such as, but not limited to, lamps and fuses. If Equipment is not free from material defects or faulty workmanship or fails to comply with the applicable Product Specification during the warranty period, Seller will, at its option, repair, replace, or modify the Equipment so that it is free from defects and does comply with the applicable Product Specification. The warranty service shall be performed at Seller's facility. If Seller is unable to repair or modify the Equipment within a reasonable period of time so that the Equipment conform to the applicable Product Specification, Seller shall replace the Equipment with Equipment that conforms to such Product Specification. In such cases Seller does not guarantee that equipment with like serial numbers will be returned to the Buyer but such replacement Equipment shall meet all Product Specifications and provide the same function as the Equipment it replaces. Seller's sole obligation and Buyer's exclusive remedy under the warranty provisions of this Article with respect to Equipment shall be limited to repair, modification, or replacement of the




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                  defective or non functioning Equipment or refund if Equipment cannot be provided which complies with Product Specifications.

         (b) The warranties set forth in this Article shall not apply to any Products where the defect or non-conformance is due to:

                  (i) accident, alteration, abuse, misuse, or repair not performed by Seller or Seller qualified technician, provided that Seller will approve agreed upon employees of Buyer and its agents as qualified technicians;

                  (ii) storage other than as set forth in the Product Specification;

                  (iii) failure to comply with all applicable environmental requirements for Product as set forth in the Product Specification, including but not limited to temperature or humidity ranges;

                  (iv) performance of Product installation, maintenance, operation, repair, relocation, or other service not in compliance with Product Specifications, unless such noncomplying service was performed by Seller or on Seller's behalf;

                  (v) breakage, damage, alteration, or removal of any Seller affixed seal or label located on the IFU without the Seller's written approval. The IFU contain no Buyer serviceable parts;

                  (vi) use in conjunction with a product specified by Seller as incompatible with such Products;

                  (vii) any error, act, omission, vandalism, mishandling or misuse by anyone other than Seller or Seller's agents, employees, and subcontractors; or

                  (viii) where written notice of the defect has not been given to Seller within the applicable warranty period.

         (c) Buyer shall be responsible for de-installation and re-installation of any warranty repair or replacement Equipment. Buyer shall use qualified technicians to perform any maintenance and/or repair to the Product during the warranty period, where such maintenance and/or repair shall be confined to tasks performed in accordance with Seller provided Documentation.

         (d) A return material authorization (RMA) must be obtained by Buyer from the Seller prior to the return of any Product.

         (e) Warranty replacement Equipment may be new or reconditioned to perform as new, at Seller's option. Notwithstanding the foregoing, the warranty period of Equipment which has been subject to repair or replacement by Seller shall commence upon the Delivery Date of the repaired or replacement Equipment to Buyer and shall expire on the later of one hundred twenty
                  (120) days from the Delivery Date or the last day of the original warranty period with respect to the Equipment which was repaired or replaced.

         (f) All Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Seller's reasonable instructions and shall follow Seller's reasonable repair and return policy and procedures. Buyer shall bear risk of loss and shall pay for all transportation charges for Equipment returned to Seller and Seller shall bear such risk and pay for transportation charges for repaired or replacement Equipment shipped to Buyer. Seller shall use reasonable efforts to ship repaired or replacement Equipment within thirty (30) days of receipt of the defective Equipment for routine warranty repair or replacement. Seller shall return the repaired or replaced Equipment to the Buyer by the same transport method in which the Buyer sent the Equipment to the Seller.

         (g) if the Equipment that is returned to Seller is determined by Seller to be beyond repair and is outside the warranty period, Seller shall notify Buyer and Seller shall upon request from Buyer sell Buyer replacement Equipment at the then current Agreement price between the Parties for such Equipment, or if no such Agreement exists, at the last price paid for such Product.

         (h) Seller shall maintain an adequate inventory of spare parts to repair and replace all Products for a period of 5 years or as otherwise provided by law.

8.02 Third Party Equipment

         (a) With respect to any Third Party Equipment furnished by Seller to Buyer, Seller shall secure from the applicable manufacturers such warranties and indemnities as maybe available with respect to such Third Party Equipment, and assign and pass through to Buyer all available warranties and indemnities for such Third Party Equipment to the extent legally assignable. In the event such warranties and indemnities are not assignable to Buyer, Seller shall enforce, if necessary, such warranties and indemnities on Buyer's behalf. In addition to the above, Seller shall, at Buyer's request, register Buyer with any and all Third Party Equipment vendors (for Third Party Equipment that constitutes systems as opposed to individual components) such that Buyer is acknowledged as a support obligation of the Third Party Equipment vendors and Buyer can receive and obtain product notices directly from the Third Party Product vendors. Seller shall produce evidence of such registration within sixty (60) calendar days from the date Buyer requests that Seller obtain such registration.

         (b) All Third Party Equipment unless otherwise stated in this Agreement, or in the Third Party warranties, will follow the same repair and return procedures as noted in Article 7.01.

8.03 Software

         (a) Seller warrants for a period ending fifteen (15) months from the Ship Date, that under normal use and service the Software shall (i) perform the necessary functionality to operate radios in accordance with Product Specifications; (ii) shall provide the full functionality described in the Documentation and Product Specifications. Seller represents and warrants that, to the best of its knowledge, any Software provided by Seller hereunder does not contain and will not receive from any Seller data transmission via modem or other Seller medium, any virus, worm, trap door, back door, timer, clock, counter, or other limiting routine, instruction, or design that would erase data or programming or otherwise cause the Software or Equipment to become inoperable or incapable of being used in the full manner for which it was designed and created (but specifically excluding locking mechanisms designed to prevent Buyer from using those Software features or functions not licensed to Buyer under the terms of this Agreement, referred to as 'disabling code') including, without limitation, any limitations that are triggered by:

                  (i) the Software being used or copied a certain number of times, or after the lapse of a certain period of time;

                  (ii) the Software being installed on or moved to a central processing unit that has a serial number, model number, or other identification different from the central processing unit on which the Software was originally installed; or

                  (iii) the occurrence or lapse of any similar triggering factor or event.

         (b) In the event Seller introduces a disabling code into the Software, Seller shall:

                  (i) take all steps necessary at Seller's sole cost to test a new copy of the Software for the presence of disabling codes;

                  (ii) furnish to Buyer a new copy of the Software without the presence of disabling codes;

                  (iii) install and implement such new copy of the Software at no additional cost to Buyer; and

                  (iv) take all steps necessary, at Seller's sole cost, to restore any and all data or programming lost by Buyer as a result of such disabling code. In the event disabling codes are identified by Buyer or Seller in the Software, Seller shall furnish to Buyer a new copy of the Software without the presence of disabling codes.

         (c)      Seller warrants all Software is Y2K compliant as set forth in
                  Exhibit 3.

8.04 All Products. For all Products to be sold to Buyer under this Agreement, Seller represents and warrants that the Products and Buyer's ownership and use of such Products will not infringe upon or misappropriate the intellectual property rights of any party and no party shall have the right to seek damages from Buyer or enjoin Buyer's right to use such Products.

8.05 THE WARRANTIES SET FORTH ABOVE CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO THE PRODUCTS PROVIDED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES WRITTEN OR ORAL, STATUTORY, EXPRESS. IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

8.06 The terms of this Article shall survive any expiration or termination of this Agreement.

ARTICLE 9. PATENT AND COPYRIGHT INFRINGEMENT INDEMNITY

9.01 Indemnification - Seller agrees to indemnify Buyer, as set forth herein, with respect to any suit, claim, or proceeding brought against Buyer alleging that Buyer's use of the Equipment or Software constitutes an infringement of any United States or foreign patent or copyright. Seller agrees to defend Buyer, at Seller's expense, against any such claims and to pay all settlement payments, costs and legal expenses, including reasonable attorneys' fees, and any damages awarded in any final judgment arising from such suit, claim or proceeding; provided, however, that Buyer shall promptly advise Seller of any such suit, claim, or proceeding and shall reasonably cooperate with Seller in the defense or settlement of such suit, claim or proceeding; provided further that Seller shall have sole control thereof; and provided further that in those circumstances where Seller's control of the defense may materially affect Buyer's network and operations, Seller agrees to consult with Buyer in good faith to obtain Buyer's input into appropriate defense methods. The obligation of Seller hereunder with respect to any infringement claim shall not apply to infringement claims based on:

         (a) use of Product by Buyer in a manner, including combinations with other products not provided by Seller, not contemplated nor suggested by the Agreement or by Seller's product documentation existing as of the Effective Date of the Agreement;

         (b) use of Product by Buyer in any other combination with other products not provided by Seller, unless Seller would otherwise normally be liable for such a combination as a direct (or on the basis of contribution or inducement) infringement, or unless the products not provided by Seller are those products normally used in connection with providing communication services over Buyer's network, and provided that but for the existence of such combination by Buyer, there would be no infringement claim;

         (c) use of Product in a Territory other than that for which it has been specified in Exhibit 4 to this Agreement;

         (d)      modifications made by Buyer without Seller's consent;

         (e)      Buyer's use of Equipment supplied by Third Parties;

         (f) Seller's use of specifications or designs (except specifications or designs which are or become industry standards or are used by Seller in a Product that is supplied to other customers) which are supplied by Buyer to Seller for use in Seller Products to be purchased under this Agreement provided that but for such use by Seller there would be no infringement claim and further provided that the Seller team providing the custom development and the Seller employees assigned to the Buyer account team shall use all commercially reasonable best efforts, without violating any Third Party confidentiality obligations, to determine whether the requested specification or design would violate any Third Party patent, copyright, trademark, or other intellectual property right and provide notice to Buyer of such knowledge as soon as reasonably possible; and

         (g) The foregoing exclusions shall not apply to use of Products, Equipment or Software in Buyer's data communications network if Buyer and Seller have discussed the use and implementation of Seller's Product with other products not provided by Seller and Buyer has purchased Products for use in its network in a manner consistent with such discussions.

9.02 Injunction - In the event that an injunction is obtained against Buyer's use of Equipment or Software arising from such patent or copyright suit, claim or proceeding, in whole or in part, Seller shall, at its option, either:

         (a) procure for Buyer the right to continue using the portion of the system enjoined from use; or

         (b) replace or modify the same so that Buyer's use is not subject to any such injunction.

If, after using commercially reasonable best efforts, Seller is not able to achieve any of the above remedies, Seller shall refund the purchase price of Equipment upon return of the equipment from Buyer. Thereupon, neither Party shall have any further liabilities or obligations under this Agreement.

9.03 Limitation of Liability - THE FOREGOING STATES THE ENTIRE LIABILITY OF SELLER FOR PATENT OR COPYRIGHT INFRINGEMENT BY THE EQUIPMENT OR SOFTWARE. THE REMEDIES CONTAINED HEREIN ARE BUYER'S SOLE REMEDY FOR ANY CLAIM OF INFRINGEMENT OF THIRD PARTY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

9.04 The terms of this Article 9 shall survive any expiration or termination of this Agreement.

ARTICLE 10. CONFIDENTIALITY

10.01 Confidentiality - All terms and conditions of this Agreement between Buyer and Seller are confidential and may not be disclosed to any third party.


10.02 Release of Information - Neither Party shall, without the express written consent of the other Party, publicly announce the existence or terms of this Agreement or advertise or release any publicity or press release regarding this Agreement except such disclosures that may be required to comply with securities laws, court order or similar order of an administrative or regulatory agency provided each Party shall use reasonable best efforts to seek confidential treatment or other protective orders which are available to limit such disclosures and provide the other Party with advanced notice of such disclosures. Notwithstanding the foregoing, either Party shall be entitled to disclose this Agreement and its specific terms and conditions to its financing sources, including prospective financing sources and to its auditors, attorneys and other agents in the normal course of its business; provided that such financing sources, auditors, attorneys and other agents keep such information confidential.

ARTICLE 11. LIMITATION OF LIABILITY

11.01 General - THE TOTAL LIABILITY OF SELLER FOR ALL CLAIMS OF ANY KIND FOR ANY LOSS OR DAMAGE, WHETHER IN AGREEMENT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, OR CLAIMS FOR INDEMNIFICATION ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT EXCEPT FOR SELLER'S OBLIGATION TO INDEMNIFY BUYER FOR INFRINGEMENT CLAIMS SHALL IN NO CASE EXCEED THE TOTAL PRICE OF ALL PURCHASE ORDERS ACCEPTED UNDER THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS EXCEPT AS SET FORTH IN SECTION 9.03, OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY ACTION ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE RESULTING FROM THE USE OF EQUIPMENT PURCHASED HEREUNDER, OR THE FAILURE OF THE EQUIPMENT TO PERFORM, OR FOR ANY OTHER REASON. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.02 Specific Exclusions - Seller shall not be responsible for any failures or inadequacies of performance resulting from products not supplied by Seller. Seller shall not be responsible for interference or disruption of service caused by operation of other radio systems, lightning, motor ignition or other similar interference. In the event Buyer utilizes facilities or services supplied by others such as common carrier circuits, antennas or towers, Buyer shall have the total responsibility for the availability or adequacy of such services or facilities. Seller shall have no liability as a result of non-performance, failures or poor performance of the Product caused by, resulting from or attributable to Buyer provided designs, specifications or Product configuration requirements that have not been discussed with and approved by Seller or failures caused by improper installation by Buyer.

11.03 The terms of this Article shall survive any expiration or termination of this Agreement.


ARTICLE 12. MISCELLANEOUS

12.01 Applicable Law - The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof except to the extent that any mandatory provisions of local laws in any country take precedence over the provisions of this Agreement and Florida State law. Jurisdiction will reside in the federal courts in Orange County, FL. Notwithstanding the above, neither Party shall institute a proceeding in any court or administrative agency to resolve a dispute between the Parties before that Party has sought to resolve the dispute through direct negotiation with the other Party. If the dispute is not resolved after three (3) weeks of direct negotiation, the Parties shall attempt to resolve the dispute through mediation. If the Parties do not promptly agree upon a mediator, either Party may request the then chief judge of the circuit court in Orange County, Florida appoint a Circuit Mediator. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the Parties to that effect and the aggrieved Party may then seek resolution by arbitration under conditions and procedures provided below in section 12.02. The fees and expenses of the mediator shall be paid one-half each by Sellers and Buyer.

12.02 Arbitration - The parties desire to resolve disputes arising out of this agreement without litigation. If the parties are unable to resolve any disputes arising out of this Agreement pursuant to the provisions of section 12.01 above, then the dispute shall be submitted to binding arbitration in Orlando, Florida by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules.

12.03 Assignment - Other than as explicitly stated in this Agreement, neither Party may assign or transfer this Agreement, or any of its rights hereunder, without the prior written consent of the other which consent shall not be unreasonably withheld. Buyer's consent shall not be required for any assignment or transfer by Seller to any Third Party for all or a part of Seller's right to receive any monies ("Receivables") which may become due to Seller pursuant to this Agreement. Consent shall also not be required for the following transactions if the transactions do not involve a direct competitor of the non-assigning Party: (a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, (b) the sale of all or substantially all of the assets of the Buyer or the Seller, or (c) the acquisition of all or substantially all the outstanding equity of the Buyer or the Seller.

         Any assignment or transfer in violation of this Agreement shall be void. Seller reserves the right to refuse to honor any assignment or sublicense which, in the opinion of its legal counsel, would require it to violate any United States export restriction, other law, or regulation.

12.04    Consents - Each Party hereto represents and warrants that:

         (a) it has obtained all necessary approvals, consents, and authorizations of Third Parties and governmental authorities to enter into this Agreement and to perform and carry out its obligations hereunder,

         (b) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the Party thereto;

         (c) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such Party, enforceable in accordance with its terms;

         (d) in the case of Buyer, that Buyer has obtained the required licenses to use the relevant radio spectrum; and

         (e) In the case of Seller, that Seller has obtained all necessary government approvals for manufacture and sale of Equipment.

12.05 Counterparts and Facsimile Signatures - This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Facsimile signatures shall have the same effect as original signatures, but any Party transmitting a signature by facsimile shall promptly follow up with a copy of the same document bearing the original signature of that Party.

12.06 Entire Agreement - This Agreement, including the Exhibits which are attached hereto and incorporated herein, comprises all the terms, conditions, and agreements of the Parties hereto with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, publications, and understandings of any nature whatsoever. No agent, employee, or representative of Seller has any authority to bind Seller to any affirmation, representation, or warranty, except as stated in this Agreement and unless such affirmation, representation, or warranty is specifically included within this Agreement it shall not be enforceable by Buyer or any assignee or sub-licensee of Buyer. Buyer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth in this Agreement.

12.07 Export - Buyer shall not export any Product or technical data received from Seller pursuant to this Agreement, or release any such Product or technical data with the knowledge or intent that such Product or technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable laws or regulations concerning the exporting of such items arising in the U.S. or other such jurisdiction affecting the Product. Buyer shall obtain all authorizations from the appropriate government in accordance with applicable law prior to exporting or transmitting any such Products or technical data as specified above. Seller will provide such assistance as Buyer reasonably requests to obtain such authorizations. Buyer acknowledges that the transfer of Equipment or components thereof, and Documentation outside of Canada or the United States, may be subject to the specific approval of the applicable Software suppliers and other suppliers. All such approvals, if applicable, shall be conditions precedent to any of the obligations of Seller hereunder respecting such Equipment or component thereof and Documentation.

12.08 Factoring - Seller may, upon notice to Buyer and subject to Buyer's consent which may not be unreasonably withheld, sell receivables to a Third Party or Affiliate.

12.09 Force Majeure - If the performance by a Party of any of its obligations under this Agreement shall be prevented, restricted, or interfered with by reason of any circumstances beyond the reasonable control of that Party, including without limitation, fire, explosion, embargoes, government ordinances or requirements, civil or military authorities, acts of God or of the public enemy, war, revolution, civil commotion, acts or omissions of carriers, loss of sources of energy, power failure, breakdown of machinery, or labor difficulties of third parties, including without limitation, strikes, slowdowns, picketing, or boycotts, or other causes beyond the reasonable control of the party whose performance is affected, then the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so prevented, restricted or interfered with), provided that the Party so affected shall use reasonable efforts to avoid or remove such causes of non-performance and both parties shall proceed to perform their obligations with dispatch whenever such causes are removed or cease. With respect to labor difficulties as specified above, a Party shall not be obligated to accede to any demands being made by employees or other personnel.

12.10 Headings - All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the Parties and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

12.11 Litigation Expense - The Party prevailing in arbitration, at trial, or on appeal shall be entitled, in addition to such other relief as may be granted, to a sum the court or arbitration may fix as reasonable attorneys' fees, plus any associated costs.

12.12 Modification of Agreement - No addition to or modification of this Agreement shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the Parties hereto.

12.13    [*]

12.14 Non-Waiver - The failure by either Party hereto at any time to require performance by the other Party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require the performance with respect thereto or to claim a breach with respect thereto.

12.15 Notice - All notices required or permitted to be given hereunder shall be in writing and shall be delivered to the address listed on the signature page of this Agreement by (i) certified mail, return receipt requested, (ii) nationally recognized overnight courier, or (iii) by hand. Any notice given pursuant to this Section shall be effective five
         (5) days after the day it is mailed or upon receipt as evidenced by the Postal Service return receipt card, or courier or hand delivery written confirmation, whichever is earlier. Either Party hereto may change its address by a notice given to the other Party hereto in the manner set forth above. All Purchase Orders and invoices to be delivered pursuant to this Agreement shall be delivered via a delivery provider that provides proof of delivery, such as certified mail, overnight mail, or private courier company.

12.16 Registration - Product furnished under this Agreement for installation within the United States shall, at the time of installation, comply to the extent applicable, with the requirements of the Federal Communications Commission's Rules and Regulations including, without limitation, all labeling and customer instruction requirements. Product furnished under this Agreement for installation outside the United States shall comply with local governmental regulations, as applicable.

12.17 Relationship of the Parties - The provisions of this Agreement shall not be construed to establish any form of partnership, agency, or other joint venture of any kind between Seller and Buyer, nor to constitute either Party as the agent, employee, or legal representative of the other. All persons provided by either Party to accomplish the intent of this Agreement shall be considered solely as the providing Party's employees or agents and the furnishing Party shall be solely responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers' compensation, payment of wages, and withholding and payment of applicable taxes, including, but not limited to income taxes, unemployment taxes, and social security taxes.

12.18 Severability - If any of the provisions of this Agreement shall be declared or determined to be

[*] Confidential Treatment Requested
         invalid or unenforceable under applicable law and a Party deems such provisions to be material, that Party may terminate this Agreement upon written notice to the other Party. Otherwise such invalidity in whole or in part, of any term, covenant, condition, or provision of this Agreement shall not affect the validity of the remainder of such term, covenant, condition or provision or the Agreement or render this Agreement unenforceable, but this Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of the Parties shall be construed and enforced accordingly.

12.19 Third Patty Beneficiaries Disallowed - All covenants and agreements of the Parties hereto are solely and exclusively for the benefit of the Parties to this Agreement and no other person or entity shall have standing to require performance of any such covenants and agreements, and no person or entity shall, under any circumstances, be deemed to be a beneficiary of such obligations.

12.20 Waiver of Breach - Failure by either Party at any time to require performance by the other Party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

SIGNATURES

IN WITNESS WHEREOF, the Parties hereto have executed this "Agreement" as of the "Effective Date" shown above, by their representative(s) being duly authorized and having signed accordingly.

TRITON NETWORK SYSTEMS INC.              CENTURYTEL SUPPLY GROUP, INC.
-------------------------------------    --------------------------------------


Signed: /s/ Ken Vines                    Signed: /s/ Robert J. Mirabito
       ------------------------------           -------------------------------

Name:       Ken Vines                    Name:        Robert J. Mirabito
       ------------------------------           -------------------------------

Title:      CFO                          Title:       Vice President
       ------------------------------           -------------------------------

Date:       12/7/99                      Date:        12/7/99
       ------------------------------           -------------------------------

Addresses for Notice:

Triton Network Systems, Inc.:            CenturyTel Supply Group, Inc.:
8529 South Park Circle                   100 Century Park Drive
Orlando, Florida 32819                   Monroe, LA 71203
Attention: Ken Vines                     Attention: Bob Mirabito
          ---------------------------

With a copy to:

Holland & Knight LLP                     Boles, Boles & Ryan
200 South Orange, Suite 2600             1805 Tower Drive
Orlando, Florida 32801                   Monroe, LA 71201
Attention: Louis T. M. Conti, Esquire    Attention: L. Scott Patton, Esquire

EXHIBITS

EXHIBIT 1. AFFILIATES
                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

Actel Corporation                                                Louisiana
Bloomingdale Telephone Company, Inc. (20%)                       Michigan
Century Cellunet of Mississippi RSA #6, Inc.                     Mississippi
Century Interactive Fax, Inc.                                    Louisiana
   Pivotal Communications, LLC (19.5%)                           Georgia
Century Telephone of West Virginia, Inc.                         West Virginia
CenturyTel of Adamsville, Inc.                                   Tennessee
CenturyTel of Arkansas, Inc.                                     Arkansas
CenturyTel of Central Indiana, Inc.                              Indiana
CenturyTel of Central Louisiana, Inc.                            Louisiana
CenturyTel of Chatham, Inc.                                      Louisiana
CenturyTel of Chester, Inc.                                      Iowa
CenturyTel of Claiborne, Inc.                                    Tennessee
CenturyTel of East Louisiana, Inc.                               Louisiana
CenturyTel of Evangeline, Inc.                                   Louisiana

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel Holdings, Inc.                                         Louisiana
   Century Business Communications, LLC                           Louisiana
       Century Color Graphics, LLC (65%)                          Louisiana
   CenturyTel of Greater Wisconsin, Inc.                          Wisconsin
       Brown Equipment Corp.                                      Nevada
       Carter Company, Inc.                                       Hawaii
       CenturyTel of Colorado, Inc.                               Colorado
       CenturyTel of Forestville, Inc.                            Wisconsin
       CenturyTel of Larsen-Readfield, Inc.                       Wisconsin
       CenturyTel of Monroe County, Inc.                          Wisconsin
       CenturyTel of Northern Wisconsin, Inc.                     Wisconsin
       CenturyTel of Northwest Wisconsin, Inc.                    Wisconsin
       CenturyTel of the Southwest, Inc.                          New Mexico
       CenturyTel/UTI, Inc.                                       Wisconsin
       Honomach PR, Inc.                                          Puerto Rico
       Universal Contracting Corp.                                Wisconsin
       Universal Manufacturing Corp.                              Wisconsin
       Universal Telephone Long Distance, Inc.                    Wisconsin

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel of the Northwest, Inc.                                 Washington
   Cascade Autovon Company                                        Washington
   CenturyTel of Eagle, Inc.                                      Colorado
   CenturyTel of Eastern Oregon, Inc.                             Oregon
   CenturyTel Entertainment, Inc.                                 Washington
   CenturyTel of the Gem State, Inc. (96%)                        Idaho
   CenturyTel of Inter Island, Inc.                               Washington
   CenturyTel of the Midwest-Kendall, Inc.                        Wisconsin
   CenturyTel of the Midwest-Wisconsin, Inc.                      Wisconsin
   CenturyTel of Minnesota, Inc.                                  Minnesota
   CenturyTel of Montana, Inc. (991/6)                            Oregon
   CenturyTel of Oregon, Inc.                                     Oregon
   CenturyTel of Paradise, Inc.                                   Washington
       CenturyTel of Cowiche, Inc.                                Washington
   CenturyTel of Postville, Inc.                                  Iowa
   CenturyTel Telecom Service, Inc.                               Washington
   CenturyTel Telephone Utilities, Inc.                           Washington
   CenturyTel TeleVideo, Inc.                                     Wisconsin
   CenturyTel of Upper Michigan, Inc.                             Michigan
   CenturyTel of Washington, Inc.                                 Washington
   CenturyTel/WORLDVOX, Inc.                                      Oregon
   CenturyTel of Wyoming, Inc.                                    Wyoming
   Eagle Valley Communications Corporation                        Colorado
   International Communications Holdings, Inc.                    Delaware
   MVI Corp.                                                      Oregon

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel of the Northwest, Inc. (Cont.)                          Washington
   Pacific Telecom, Inc. (Shell)                                   Oregon
   PTI Broadcasting, Inc.                                          Oregon
   PTI Communications of Ketchikan, Inc.                           Alaska
   PTI Communications of Minnesota, Inc,                           Minnesota
   PTI Transponders, Inc.                                          Oregon
   Western Services, Inc.                                          Wyoming
CenturyTel of Pecoco, Inc.                                         Wisconsin
   CenturyTel/Cable Layers, Inc.                                   Wisconsin
   CenturyTel of Fairwater-Brandon-Alto, Inc.                      Wisconsin
   CenturyTel of Southern Wisconsin, Inc.                          Wisconsin
   CenturyTel/Teleview of Wisconsin, Inc,                          Wisconsin
CenturyTel of Idaho, Inc.                                          Delaware
CenturyTel Interactive Company                                     Louisiana
CenturyTel International, Inc.                                     Louisiana
CenturyTel Investments, LLC                                        Louisiana
CenturyTel Long Distance, Inc.                                     Louisiana
CenturyTel MFN, Inc.                                               Delaware
CenturyTel of Michigan, Inc.                                       Michigan
CenturyTel Michigan Network, LLC                                   Louisiana
CenturyTel Midwest - Michigan, Inc.                                Michigan
CenturyTel Mobile Communications, Inc.                             Louisiana
CenturyTel of Mountain Home, INC.                                  Arkansas
CenturyTel of North Louisiana, Inc.                                Louisiana
CenturyTel of North Mississippi, Inc.                              Mississippi

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel of Northern Michigan, Inc.                             Michigan
CenturyTel of Northwest Louisiana, Inc.                           Louisiana
CenturyTel of Odon, Inc.                                          Indiana
CenturyTel of Ohio, Inc.                                          Ohio
CenturyTel of Ooltewah-Collegedale, Inc.                          Tennessee
CenturyTel Personal Access Network, Inc.                          Louisiana
   Wireless 2000, Inc. (20%)                                      Louisiana
CenturyTel of Port Aransas, Inc.                                  Texas
CenturyTel of Redfield, Inc.                                      Arkansas
CenturyTel of Ringgold, Inc.                                      Louisiana
   CenturyTel/Ringgold IC & C, Inc.                               Louisiana
CenturyTel SM Telecorp, Inc.                                      Texas
   CenturyTel Telecommunications, Inc.                            Texas
       CenturyTel/Area Long Lines, Inc.                           Wisconsin
   SM Telecom, Inc.                                               Texas
   CenturyTel/SM, Inc.                                            Texas
CenturyTel of San Marcos, Inc.                                    Texas
   Telecor Cellular, Inc.                                         Louisiana
CenturyTel Security Systems, Inc.                                 Louisiana

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel Security Systems Holding Company, LLC                   Louisiana
   CenturyTel Security Systems of Arkansas, LLC                    Louisiana
   CenturyTel Security Systems of Colorado, L.L.C.                 Louisiana
   CenturyTel Security Systems of Louisiana, L.L.C.                Louisiana
   CenturyTel Security Systems of Mississippi, L.L.C.              Louisiana
   CenturyTel Security Systems of Montana, L.L.C.                  Louisiana
   CenturyTel Security Systems of Ohio, L.L.C.                     Louisiana
   CenturyTel Security Systems of Oregon, L.L.C.                   Louisiana
   CenturyTel Security Systems of Washington, L.L.C.               Louisiana
   CenturyTel Security Systems of Wisconsin, L.L.C.                Louisiana
   Lone Star Security Systems, LLC                                 Louisiana
   Texas-CenturyTel Security Systems, LLC                          Louisiana
CenturyTel Service Group, LLC                                      Louisiana
CenturyTel Solutions, LLC
CenturyTel of South Arkansas, Inc.                                 Arkansas
CenturyTel of Southeast Louisiana, Inc.                            Louisiana
CenturyTel of Southwest Louisiana, Inc.                            Louisiana
CenturyTel Supply Group, Inc.                                      Louisiana
CenturyTel/Tele-Max, Inc.                                          Texas
   CenturyTel/Remote Access, Inc.                                  Louisiana
   CenturyTel of Lake Dallas, Inc.                                 Texas

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel Wireless, Inc.                                         Louisiana
   Century Cellunet of Alexandria, Inc.                           Louisiana
   Century Cellunet B-Side Development Corp.                      Louisiana
   Century Cellunet International, Inc.                           Louisiana
       Cellunet of India Limited                                  Mauritius
   Century Cellunet of Louisiana, Inc.                            Louisiana
   Century Cellunet of Michigan, Inc.                             Louisiana
   Century Cellunet of Michigan RSAs, Inc.                        Louisiana
   Century Cellunet of Michigan RSA #4, Inc.                      Louisiana
   Century Cellunet of Mississippi RSA #2, Inc.                   Mississippi
   Century Cellunet of Mississippi RSA #7, Inc.                   Mississippi
   Century Cellunet of North Arkansas, Inc.                       Louisiana
   Century Cellunet of Saginaw, Inc.                              Louisiana
   Century Cellunet of South Arkansas, Inc.                       Louisiana
   Century Cellunet of Southern Michigan, Inc.                    Delaware
       Saginaw Bay Cellular Company                               Michigan
   Century Cellunet of Texarkana, Inc.                            Louisiana
       CenturyTel Wireless of Texarkana, LLC                      Louisiana
   CenturyTel Paging, Inc.                                        Louisiana
   CenturyTel Telelink, Inc.                                      Louisiana

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel Wireless of Louisiana, Inc.                            Louisiana
   Celutel, Inc.                                                  Delaware
      Brownsville Cellular Telephone Co., Inc.                    Delaware
      Celutel of Biloxi, Inc. (96.45%)                            Delaware
      Jackson Cellular Telephone Co., Inc. (90.22%)               Delaware
      The McAllen Cellular Telephone Co., Inc.                    Nevada
      Pascagoula Cellular Services, Inc.                          Mississippi
   Pacific Telecom Cellular, Inc.                                 Wisconsin
      CenturyTel Wireless of Wisconsin RSA #8, LLC                Delaware
      Eau Claire Cellular, Inc.                                   Colorado
      North-West Cellular of Eau Claire, Inc.                     Wisconsin
      Pacific Telecom Cellular of Idaho, Inc.                     Idaho
      Pacific Telecom Cellular of 1-5 Mobilnet, Inc.              Washington
      Pacific Telecom Cellular of Illinois, Inc.                  Illinois
      Pacific Telecom Cellular of Michigan, Inc.                  Michigan
         Pacific Telecom Cellular of Michigan RSA #1, Inc.        Michigan
         Pacific Telecom Cellular of Michigan RSA #2, Inc.        Michigan
      Pacific Telecom Cellular of Minnesota, Inc.                 Minnesota
      Pacific Telecom Cellular of Montana, Inc.                   Montana
      Pacific Telecom Cellular of Oregon, Inc.                    Oregon
      Pacific Telecom Cellular of South Dakota, Inc.              South Dakota
      Pacific Telecom Cellular of Washington, Inc.                Washington

                                CENTURYTEL, INC.

                              LIST OF SUBSIDIARIES
                    (EACH 100% OWNED UNLESS NOTED OTHERWISE)

                                                                STATE OR
                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      --------------

CenturyTel Wireless Louisiana, Inc. (Cont.)                         Louisiana
   Pacific Telecom Cellular, Inc. (Cont.)                           Wisconsin
      UC/PTC of Wisconsin, LLC (85%)                                Wisconsin
         CenturyTel Wireless of Wisconsin RSA #1, LLC               Delaware
         CenturyTel Wireless of Wisconsin RSA #2, LLC               Delaware
         CenturyTel Wireless of Wisconsin RSA #3, LLC               Delaware
         CenturyTel Wireless of Wisconsin RSA #6, LLC               Delaware
         CenturyTel Wireless of Appleton-Oshkosh-Neenah MSA, LLC    Delaware
   Universal Cellular, Inc.                                         Wisconsin
         Century Cellunet of Pine Bluff, LLC                        Arkansas
         CenturyTel Wireless of La Crosse, LLC                      Delaware
         CenturyTel Wireless of Wisconsin RSA #10, LLC              Delaware
         Universal Cellular for New Mexico RSA #4, Inc.             New Mexico
         Universal Cellular for Wisconsin RSA #8.1, Inc.            Wisconsin
   CenturyTel Wireless of North Louisiana, LLC                      Louisiana
   CenturyTel Wireless of Shreveport, LLC                           Louisiana
   Pacific Telecom Cellular of Alaska RSA #1, Inc.                  Alaska
CenturyTel of Wisconsin, Inc.                                       Wisconsin
Hillsboro Telephone Company, Inc. (20%)                             Wisconsin
La Crosse Telephone Corporation                                     Wisconsin
Spectra Communications Group, LLC (56.9%)                           Delaware
Telephone USA of Wisconsin, LLC (89%)                               Delaware

Exhibit 2. PRODUCT and PRICING

2.01     EQUIPMENT

Products:  All current and future LMDS (28,29 & 31GHz) OC-3 and Fast Ethernet products offered by Triton

           Price:

           o   Pricing is per IFU.

           o In addition to the initial license fee, an Annual Support fee for each IFU installed in the Buyer's networks will be invoiced as discussed below at Exhibit 2, Section 2.03.

           o [*] per IFU for first 500 IFUs (less [*] per IFU as described in section 4.02)

           o   [*] per IFU or units 501-800

           o   [*] per IFU for IFUs 801-1600.

           o   [*] per IFU for IFUs 1601-2000.

           o   Mounting/Alignment brackets are [*].

           o Software licensing fee [*] of Purchase Order value per year per IFU.

[*] Confidential Treatment Requested

2.02     DOCUMENTATION

All Documentation shall be available electronically or hardcopy at prices set forth in Triton's published price book.

2.03 SOFTWARE LICENSE FEE AND ANNUAL SUPPORT FEE FOR SOFTWARE AND TECHNICAL ASSISTANCE CENTER


         The IFU Link Manager, IFU Software and all other Seller provided Software necessary to operate the Products in Buyer's network shall be provided under this Software License. Triton will be responsible to make available up-to-date copies of all Software as well as TAC software support (as described in the TAC section) for all clients who are in full payment of their"Software License Fee."

Software License Fee

         o All Purchase Orders will include a Software License Fee of [*] of the Purchase Order's Net Price for IFUs. The Software License Fee of [*] will be prorated for the balance of the calendar year in which the PO is issued beginning the month following the scheduled delivery date in the PO. Example: IFU unit price of [*] with scheduled delivery date of May 15, 2000. Calculation: [*] X [*] / 12 months X 7 Months remaining in calendar year = [*] per IFU unit ordered for May 15, 2000 delivery.

Annual Support Fee

         o The Annual Support Fee will be [*] per year of the purchase value of all IFUs installed in the network. The annual support fee includes "Bronze" level TAC support and all standard software upgrades. The Annual Software Support Fee ([*] of the PO value all IFU's) will be billed in the first quarter of each calendar year based on the total number of IFU's in the Buyers network as of the last day of the previous calendar year.

[*] Confidential Treatment Requested

2.04     EQUIPMENT WARRANTY - TRITON SUPPLIED EQUIPMENT

        (a)  Standard Warranty

         o The Warranties relating to Triton Supplied Equipment can be found in Article 8.

        (b)  Extended IFU Warranty

         o The Seller offers the following optional Extended IFU Warranty terms:

             o   Additional 12 month warranty       [*] of the Purchase Order
                                                    IFU net sales price.

         o Extended IFU Warranty must be purchased with this Equipment purchased in this Agreement and is incremental to the twelve months in the Standard IFU Warranty.

         o The return and replacement terms and conditions of the Standard IFU Warranty apply to the Extended IFU Warranty.

         o Extended IFU warranty relates to Equipment only. Technical support for Software is covered separately.

[*] Confidential Treatment Requested

2.05     TECHNICAL ASSISTANCE CENTER (TAC) SERVICE LEVEL AGREEMENT

TAC Services is available for all Products.

         (a) Bronze Level TAC Services

             o   Part of net Equipment price as per this Agreement.

             o Regular business hour support (08:00 to 17:00 Eastern Time; Mondays through Fridays excluding Seller's observed holiday schedule).

             o Non-business hour paging services with maximum three (3) hour response time.

             o E-mail communication available for information inquiries with maximum three (3) business day response.

             o Per hour service charge of telephone and administrative time to manage Triton and Third Party out of warranty Equipment:
                 [*].

[*] Confidential Treatment Requested

2.06     CUSTOMER TRAINING

         (a) AVAILABLE TRAINING COURSES

             o   Local IFU Installation

                 o   Physical installation

                 o   Alignment

                 o   Configuration

                 o   Integration

             o   Remote IFU OAM&P - Administration, Management, and Protocol

                  o   Integrate IFUs into new and existing networks

                 o   Configure all components and aspects of the IFU

                 o Perform all typical diagnostics and problem isolation to properly identify failed or degraded operation

                 o   Retrieve all remote administration data

                 o   Apply security measures to ensure network integrity

             o   IFU Network Engineering

         (b) CERTIFICATION

             o   Installation and Maintenance

                 o Training is provided at a level to certify the customer in the Installation and Maintenance of the Triton product.

                 o Certification verification for each Student is supplied by Seller.

                 o Customer will be able to perform all the necessary functions to install, locally align and configure, and integrate the IFU in an effective manner.

                 o Customer will be able to remotely integrate, diagnose typical failures and degradations, and manage and administer the IFUs in an effective, consistent manner.

         (c) PRICE.

                 o Additional class prices are based on a course basis at individual student or group rates, excluding travel and facilities costs.

                 o Prices are to be negotiated based on course program supplied by Seller.

                 o   Price includes all course material and Equipment.

                 o   Minimum number of two (2) students per class.

                 o   Maximum number of ten (10) students per class.

                 o   Customer Premise Training

                 o Travel Expense for two (2) Seller Trainers including lodging, meals, rental care, and airfare.

                 o   Shipment of any training material and Equipment.

                 o Two (2) fully installed and operational IFUs to be used for training purposes.

         o The payment terms in net 30 days upon issuance of the invoice.

         (d) TRAINING ALLOWANCE

         o During the Term of this Agreement, Buyer has the right to require Seller to train up to five (5) Buyer employees at no charge to Buyer. The training will be for one week per employee, and will take place in Orlando, Florida unless another site is specified by Seller. Buyer will be responsible for all expenses incurred by Buyers employees related to the training.

Exhibit 3. YEAR 2000 (Y2K) COMPLIANCE

Section 1.02 Seller warrants, with respect to Products that Seller has undertaken commercially practicable efforts to ensure, to the extent within its reasonable control, that when such Products are properly used in accordance with the applicable Product Specifications, then both before and after 01 January 2000 such Products will accurately receive, provide, and process date and date dependent data (including calculating, comparing, and sequencing) from, into, and between the twentieth (20th) and the twenty-first (21st) centuries through to the year 2036, including the years 1999 and 2000, and leap year calculations. Seller further warrants during Product warranty period, as specified in this Agreement, Product shall function without any material, service affecting, non-conformance to the applicable Product Specifications as a consequence of date and date dependent data, to the extent that other software used in combination with Seller's Products sold or licensed hereunder is also Year 2000 Compliant and properly exchanges date and date dependent data with Seller's Products. If Product fails to so function as set forth herein, the Parties agree to negotiate a commercially reasonable solution. Any modification to Products not performed by Seller, other than with respect to Modifiable Software, shall void this warranty.